Exhibit 10.1(a)
FIRST AMENDMENT TO THE
CENTURYTEL DOLLARS & SENSE 401(K) PLAN
AS AMENDED AND RESTATED
EFFECTIVE DECEMBER 31, 2006

CENTURYTEL, INC., represented herein by its Senior Vice-President, General Counsel and Secretary, Stacey W. Goff, as Plan Sponsor and Employer, does hereby execute the following amendments to the CenturyTel Dollars & Sense 401(k) Plan and Trust, each amendment effective as indicated below:

The following amendments are effective as if included in the Amendment and Restated Plan executed on behalf of CenturyTel, Inc. and effective as of December 31, 2006:

1.	The first paragraph of Section 6.4(a) is amended to read as follows:

Hardship.  By filing the required form, a Participant may withdraw on account of hardship all or a portion of his vested Accrued Benefit except for: (1) earnings allocated after December 31, 1988 on Elective Deferrals, Frozen Pre-Tax Account and any “Employer Contribution Account” in a Frozen Other Contribution Account; (2) any portion of his Accrued Benefit held in his Qualified Non-Elective Contribution Account and Qualified Matching Contribution Account; and (3) any portion of his Accrued Benefit held in his Company Stock Account. The amount distributed will be withdrawn pro rata across eligible money types.

2.	Section 9.1(g) is amended in its entirety to read as follows:

Loans will be funded with assets withdrawn pro rata across all money types except for the portion of a Participant’s Accrued Benefit held in his Company Match Account and the portion of a Participant’s ESOP Account, Stock Bonus Account and PAYSOP Account held in Company Stock.

The following amendment is effective as if included in the Adoption Statement executed on behalf of Madison River Communications Corp. and Participating Subsidiaries and dated May 6, 2007:

1.	Section 3.8 is amended in its entirety to read as follows:

Restoration of Forfeiture.  If a Participant forfeited employer contributions as a participant in the ESOP, the CenturyTel Fiber Company II, LLC 401(k) Plan and Trust (“LightCore Plan”), or the Madison River Profit Sharing & 401(k) Plan (“Madison River Plan”) and returns to service prior to incurring five (5) “Breaks in Service,” the dollar amount forfeited shall be restored to the applicable account at the time of reemployment.  Notwithstanding, if a plan required the reemployed Participant to return the vested employer contributions before the dollar amount forfeited will be restored, such requirement is incorporated herein.

The definitions of “Breaks in Service” and “Years of Service,” vesting provisions, and reemployment provisions of the ESOP, the LightCore Plan, and the Madison River Plan are incorporated herein to determine whether a Participant is entitled to a restoration of forfeitures and to determine the vesting of such amounts based upon future services.

Prior to November 6, 2006, the employer contributions in the ESOP vested after five (5) Years of Service.  On November 6, 2006, the ESOP was amended to fully vest active Participants.  Prior to the merger of the LightCore Plan into the Plan, the employer contributions in the LightCore Plan vested in accordance with a three (3) year graded vesting schedule:  Less than 1 year -  0%; 1 year but less than 2 years -33%; 2 years but less than 3 years - 67%; and 3 or more years - 100%. Prior to the merger of the Madison River Plan into the Plan, the employer contributions in the Madison River Plan vested in accordance with a five (5) year graded vesting schedule:  Less than 1 year – 0%; 1 year but less than 2 years – 20%; 2 years but less than 3 years – 40%; 3 years but less than 4 years – 60%; 4 years but less than 5 years – 80%; and 5 or more years – 100%.

The funds for such restoration shall be taken from any available forfeited amounts at the time the Participant is reemployed or, if such forfeited amounts are insufficient to provide the restoration, shall be provided by an Employer contribution.  If any restored amounts are later forfeited, such forfeitures shall be used to reduce Employer obligations to make Employer Match Contributions or Profit Sharing Contributions or, as the direction of the Committee, to pay Plan expenses.

The following amendments are effective as of January 1, 2008:

1.
Section 1.1 is amended to delete 1.1(c), to re-designate 1.1(d)-(k) as 1.1(c)-(j), to insert “(k)Pre-Tax Elective Deferral Account”, to insert “(q)Roth Elective Deferral Account”, and to re-designate 1.1(q) as 1.1(r) and 1.1(r) as 1.1(s).

2.	The last sentence of Section 1.8 is deleted and the following is inserted in lieu thereof:

These contributions are held in the Pre-Tax Elective Deferral Account or Roth Elective Deferral Account, as appropriate.

3.	Section 1.16 is amended in its entirety to read as follows:

Collectively, a Participant’s Pre-Tax Elective Deferral Account and Roth Elective Deferral Account.

4.	Section 1.17 is amended in its entirety to read as follows:

Collectively, a Participant’s Pre-Tax Elective Deferrals and Roth Elective Deferrals.

5.	Article I is amended to insert Section 1.44, as follows:

1.44           Pre-Tax Elective Deferral Account. The portion of a Participant’s Accrued Benefit which consists of Pre-Tax Elective Deferrals made to the Plan by the Employer on behalf of the Participant and, if applicable, amounts transferred from the Predecessor Plans as set forth on Appendix A. A Participant’s Pre-Tax Elective Deferral Account shall include all assets of the Participant’s Elective Deferral Account as of January 1, 2008.

6.	Article I is amended to insert Section 1.45, as follows:

1.45           Pre-Tax Elective Deferrals. Contributions made to the Plan by the Employer at the election of the Participant in lieu of cash compensation, pursuant to Section 3.1 of the Plan, including contributions made pursuant to a salary reduction agreement, which are irrevocably designated by the Participant as Pre-Tax Elective Deferrals.

7.	Sections 1.44 through 1.51 are re-numbered as Sections 1.46 through 1.53.

8.	Article I is amended to insert Section 1.54, as follows:

               1.54     Roth Elective Deferral Account.   The portion of a Participant’s Accrued Benefit which consists of Roth Elective Deferrals made to the Plan by the Employer on behalf of the
                               Participant. A Participant’s Roth Elective Deferral Account shall include only a Participant’s Roth Elective Deferrals and gains, losses, and earnings thereon.

9.	Article I is amended to insert Section 1.55, as follows:

1.55           Roth Elective Deferrals. Contributions made to the Plan by the Employer at the election of the Participant in lieu of cash compensation, pursuant to Section 3.1 of the Plan, including contributions made pursuant to a salary reduction agreement, which are irrevocably designated by the Participant as Roth Elective Deferrals.

10.	Sections 1.52 through 1.56 are re-numbered as Sections 1.56 through 1.60.

11.	The following sentence is inserted as the fifth sentence of Section 3.1(a):

A Participant, at the time of making an election to defer Compensation pursuant to this Section 3.1(a), shall irrevocably designate the deferred Compensation as either a Pre-Tax Elective Deferral or a Roth Elective Deferral.

12.	The last sentence of section 3.1(a) is deleted and the following is inserted in lieu thereof:

A Participant shall at all times have a nonforfeitable interest in his Pre-Tax Elective Deferral Account and his Roth Elective Deferral Account.

13.	The following paragraph is added as the third paragraph of Section 3.1(c):

Excess Deferrals distributed by the Employer pursuant to this Section 3.1(c) shall first be distributed from the Participant’s Roth Elective Deferrals and, if Excess Deferrals remain after the Participant’s Roth Elective Deferrals have been distributed, from the Participant’s Pre-Tax Elective Deferrals.

14.	The following sentence is added as the last sentence of Section 3.1(d):

A Participant, at the time of his election to make a Catch-Up Contribution pursuant to this Section 3.1(d), shall irrevocably designate the Catch-Up Contribution as either a Pre-Tax Elective Deferral or a Roth Elective Deferral.

15.	The first paragraph of Section 3.2(m) is amended in its entirety to read as follows:

Notwithstanding the Match Contribution formula contained in Section 3.2(c), each Participant who is employed with Madison River Communications Corp. or the Participating Subsidiaries will receive an Employer Match Contribution for the 2007 Plan Year in an amount equal to 50% of the amount of the Participant’s Elective Deferrals that do not exceed 6% of the Participant’s Compensation. Effective January 1, 2008, the provisions of Section 3.2(d) shall apply to employees of Madison River Communications Corp. and the Participating Subsidiaries.

16.	The following is added as Section 3.7(f):

(f)           Notwithstanding the preceding provisions of this Section 3.7, the Trustee shall not accept rollovers or direct transfers of funds from a Roth account under a qualified plan or from a Roth IRA.

17.	The following paragraph is added as the last paragraph of Section 3.9(e):

Excess Contributions distributed by the Employer from a Participant’s Elective Deferral Account pursuant to this Section 3.9(e) shall first be distributed from the Participant’s Roth Elective Deferral Account and, if Excess Contributions remain after the balance in the Participant’s Roth Elective Deferral Account has been distributed, from the Participant’s Pre-Tax Elective Deferral Account.

18.	The following is added as Section 5.1(b)(5):

(5)           Any required correction under this Section 5.1(b) shall first be satisfied from a Participant’s Roth Elective Deferrals and then from the Participant’s Pre-Tax Elective Deferrals.

19.	The following paragraphs are inserted as the second and third paragraphs of Section 7.2:

A Participant, at the time of his election under this Section 7.2, shall designate whether the distribution is to be made from his Pre-Tax Elective Deferral Account, his Roth Elective Deferral Account, or from both accounts. In the absence of an election by the Participant, the distribution shall first be made from his Roth Elective Deferral Account.

The Plan Administrator may operationally implement ordering rules for distributions from a Participant’s accounts attributable to Pre-Tax Elective Deferrals or Roth Elective Deferrals. Such ordering rules may specify whether Pre-Tax Elective Deferrals or Roth Elective Deferrals are distributed first, and may permit a Participant to elect whether distributions are to be made from his Pre-Tax Elective Deferral Account, his Roth Elective Deferral Account, or both.

20.	The following paragraph is added as the third paragraph of Section 7.8(b)(2):

An eligible retirement plan with respect to a Roth Elective Deferral Account shall only mean a qualified plan described in Section 401(a) of the Code which contains Roth accounts and satisfies the requirements of Section 402A of the Code or a Roth individual retirement account.

21.	Section 9.1(g) is amended in its entirety to read as follows:

Loans will be funded with assets withdrawn pro rata across all money types except for the portion of a Participant’s Accrued Benefit held in his Company Match Account, the portion of a Participant’s ESOP Account, Stock Bonus Account and PAYSOP Account held in Company Stock, and a Participant’s Roth Elective Deferral Account.

22.	The following is added as Section 15.7:

The provisions of this Plan relating to Roth Elective Deferrals and Participants’ Roth Elective Deferral Accounts are intended to comply in good faith with the provisions of Code Section 402A and guidance issued thereunder, and such provisions shall be interpreted in a manner consistent therewith.

THUS DONE AND SIGNED this 31st day of December, 2007.

CENTURYTEL, INC.

BY: /s/ Stacey W. Goff
Stacey W. Goff
Senior Vice-President, General Counsel
and Secretary